UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 19, 2021

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36492	88-0422242
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8833 E. 34th Street North Wichita, Kansas 67226
(Address of Principal Executive Offices)(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2021, AgEagle Aerial Systems Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Brandon Torres Declet, in his capacity as Sellers’ representative, and the sellers named in the Purchase Agreement (the “Sellers”) pursuant to which the Company agreed to acquire 100% of the issued and outstanding capital stock of Measure Global Inc., a Delaware corporation (“Measure”) from the Sellers. Measure is an aerial intelligence company that builds software to automate drone operations workflows. The aggregate purchase price for the shares of Measure is $45,000,000, less the amount of Measure’s debt and transaction expenses and subject to a customary working capital adjustment. The purchase price is comprised of $15,000,000 in cash, and shares of common stock of the Company, par value $0.001 (“Common Stock”), having an aggregate value of $30,000,000 based on a volume weighted average trading price of the Common Stock over a seven consecutive trading day period prior to the date of issuance of the shares of Common Stock to the Sellers (the “Shares”). The Company will issue 5,319,149 Shares, in the aggregate, to the Sellers. $5,000,000 of the cash portion of the purchase price is payable 90 days after the closing date of the transaction. As a result of the transaction, Measure is now a wholly-owned subsidiary of the Company.

The consideration is also subject to a $5,625,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released on the date that is 18 months from the closing date, less any amounts paid or reserved for outstanding indemnity claims and certain amounts subject to employee retention conditions set forth in the Purchase Agreement.

The Purchase Agreement contains certain customary representations, warranties and covenants, including representations and warranties by the Sellers with respect to Measure’s business, operations and financial condition. The Purchase Agreement also includes post-closing covenants relating to the confidentiality and employee non-solicitation obligations of the Sellers, and the agreement of the Sellers not to compete with certain aspects of the business of Measure following the closing of the transaction. The completion of the transactions contemplated by the Purchase Agreement is subject to: (i) the absence of a material adverse effect on Measure, (ii) the delivery by the parties of certain ancillary documents, and (iii) the execution by key employees of Measure of employment offer letters. Subject to certain limitations, each of the parties will be indemnified for damages resulting from third party claims and breaches of the parties’ respective representations, warranties and covenants in the Purchase Agreement.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by, such document.

On April 19, 2021, the Company issued a press release announcing the transaction. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures in Item 1.01 above relating to the entry into the Purchase Agreement in connection with the acquisition of Measure are incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The Shares issuable to the Sellers will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to a limited number of persons who are “accredited investors” or “sophisticated persons” as those terms are defined in Rule 501 of Regulation D promulgated by the SEC, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. None of the Shares have been registered under the Securities Act, or applicable state securities laws, and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

To the extent required by Item 3.02 of Form 8-K, the disclosure set forth in Item 1.01 relating to the issuance of the Shares in connection with the acquisition of Measure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On April 19, 2021, in connection with the acquisition of Measure, the board of directors of the Company (the “Board”) approved the appointment of Brandon Torres Declet as the Company’s Chief Operating Officer. Mr. Declet shall also serve as the President of Measure, the Company’s wholly-owned subsidiary. Prior to joining the Company, Mr. Declet, age 45, co-founded Measure and served as its President since 2014.

Other than as disclosed herein under Item 1.01, (i) there is no arrangement or understanding between Mr. Declet and any other person pursuant to which Mr. Declet was appointed as Chief Operating Officer of the Company or as a director, and (ii) Mr. Declet has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K. There are no family relationships among any of our directors or executive officers and Mr. Declet.

In his position as Chief Operating Officer, Mr. Declet will receive a base salary of $235,000 per year, subject to increase at the discretion of the Board. Mr. Declet will be eligible for an annual cash bonus of up to 20% of his then-current base salary, as determined by the Board in its good faith discretion, based on the achievement of a combination of personal and Company objectives. Mr. Declet is also eligible to participate in any benefit plans offered by the Company as in effect from time to time on the same basis as generally made available to other employees of the Company. Mr. Declet will be awarded a one-time grant of 125,000 Restricted Stock Units (RSUs) that will vest on a pro rata basis over one year commencing on the date of closing of the acquisition of Measure. Such grant of 125,000 RSUs shall be subject to the terms of an RSU grant agreement. Additionally, Mr. Declet will be granted, on a quarterly basis, non-qualified options to acquire 25,000 shares of Company common stock. Such options will be subject to the terms of the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”), and the vesting requirements, the term of the option and exercisability at an exercise price equal to the fair market value of the option shares will be set forth in a grant agreement as of each date of grant.

Mr. Declet will be subject to the terms of a confidentiality and proprietary rights agreement. In the event that Mr. Declet is terminated by the Company other than for Cause or for Good Reason (as such terms are defined in Mr. Declet’s employment offer letter), he is entitled to base salary continuation for six months, reimbursement of COBRA health insurance premiums for a period of 6 months, and a grant of fully-vested restricted shares of common stock of the Company with a fair market value of $125,000 on the date of termination of employment. Furthermore, in the event the Board determines in its discretion that Mr. Declet must relocate from his principal place of performance of his duties, the Company shall pay and/or reimburse him for expenses, up to $100,000, in connection with such relocation.

A copy of the Employment Offer Letter for Mr. Declet is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the terms of the Employment Offer Letter Agreement is subject to, and qualified in its entirety by, such document.

Appointment of Director

The Board has previously fixed the size of the Board at five directors; however, since April 2019, there has been a vacancy on the Board. Effective on April 19, 2021, the closing date of Measure acquisition, Mr. Declet has been appointed to serve as a non-independent member of the Board until his successor is elected and qualified or until his earlier death or resignation.

Other than as disclosed herein under Item 1.01, there is no arrangement or understanding between Mr. Declet and any other person pursuant to which Mr. Declet was selected as a director. There are no family relationships among any of our directors or executive officers and Mr. Declet. Mr. Declet has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Declet will not receive compensation for his role as a director.

Approval of Changes to Executive Compensation

On April 19, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved changes in the compensation of Mr. Michael Drozd, the Company’s Chief Executive Officer, and Ms. Nicole Fernandez-McGovern, the Company’s Chief Financial Officer and EVP of Operations, and in accordance therewith, amended their respective employment offer letters. With respect to Mr. Drozd, the Board approved the following amendments to current compensation terms: (i) an additional one-time grant of 100,000 RSUs that will vest on a pro rata basis over one year subject to the terms of an RSU grant agreement, and (ii) an increase in the number of grants, on a quarterly basis, of non-qualified options from 20,000 to 25,000 shares of Company common stock subject to the terms of the Plan, and the vesting requirements, the term of the option and exercisability at an exercise price equal to the fair market value of the option shares will be set forth in a grant agreement as of each date of grant. Mr. Drozd’s current base salary and potential bonus payments have not been changed.

With respect to Ms. Fernandez-McGovern, the Board approved: (i) an additional one-time grant of 125,000 RSUs that will vest on a pro rata basis over one year subject to the terms of an RSU grant agreement, and (ii) an increase in the number of grants, on a quarterly basis, of non-qualified options from 15,000 to 25,000 shares of Company common stock subject to the terms of the Plan, and the vesting requirements, the term of the option and exercisability at an exercise price equal to the fair market value of the option shares will be set forth in a grant agreement as of each date of grant. Ms. Fernandez-McGovern’s current base salary and potential bonus payments have not been changed.

In addition, Mr. Drozd and Ms. Fernandez-McGovern are now being provided with severance benefits in the event of termination without cause or for good reason, as defined in the amended employment offer letters. The severance benefits consist of (i) 6 months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) reimbursement of COBRA health insurance premiums at the same rate as if the executive officer were an active employee of the Company (conditioned on the executive officer having elected COBRA continuation coverage) for a period of 6 months or, if earlier, until the executive officer is eligible for group health insurance benefits from another employer; and (iii) a grant of fully-vested restricted shares of common stock of the Company with a fair market value of $125,000 on the date of termination of employment, pursuant to the terms of, and effective on the effective date of, the Separation Agreement. The severance benefits are conditioned upon each persons (i) continued compliance in all material respects with their respective continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment. Furthermore, in the event the Board determines in its discretion that the executive officers must relocate their principal place of performance of their duties, the Company shall pay and/or reimburse them for expenses, up to $100,000, in connection with such relocation,

Copies of the Amended Employment Offer Letters for Mr. Drozd and Ms. Fernandez-McGovern are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference. The foregoing summary of the terms of the Amendment Employment Offer Letters are subject to, and qualified in their entirety by, such documents.

Item 9.01 Financial Statements and Exhibits.

(a)                Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b)                Pro Forma Financial Information.

The Company intends to file the pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d)        Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of April 19, 2021, by and among the Sellers named therein, Brandon Torres Declet, in his capacity as Sellers’ representative, and AgEagle Aerial Systems Inc.

10.2	Employment Offer Letter between AgEagle Aerial Systems Inc. and Brandon Torres Declet.

10.3	Amended Employment Offer Letter between AgEagle Aerial Systems Inc. and Michael Drozd.

10.4	Amended Employment Offer Letter between AgEagle Aerial Systems Inc. and Nicole Fernandez-McGovern.

99.1	Press Release dated April 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2021	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Nicole Fernandez-McGovern
	Name:	Nicole Fernandez-McGovern
	Title:	Chief Financial Officer